Exhibit 99.3

TELERIK AD

INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
30 June 2014

TELERIK AD

General Information

Board of Directors of Telerik AD
Svetozar Georgiev Georgiev
Boyko Iordanov Iaramov
Vassil Alexandrov Terziev
Bogomil Balkansky
Thomas H. Jennings

Board of Directors of Telerik Inc.
Svetozar Georgiev Georgiev
Boyko Iordanov Iaramov
Vassil Alexandrov Terziev
Hristo Petrov Kosev
Dimitre Taslakov

Board of Directors of Telerik UK Ltd.
Dimo Iliev
Svetozar Georgiev

Board of Directors of TTS
Vassil Alexandrov Terziev
Svetozar Georgiev Georgiev
Esther Dominguez

Board of Directors of Telerik APAC
Svetozar Georgiev
Andrew Marsland

Board of Directors of Telerik GmbH
Svetozar Georgiev
Boyko Iordanov Iaramov
Vassil Alexandrov Terziev

Board of Directors of Telerik India
Abhishek Kant
Svetozar Georgiev Georgiev
Boyko Iordanov Iaramov

Board of Directors of Telerik Denmark A/S
Svetozar Georgiev Georgiev
Boyko Iordanov Iaramov
Vassil Alexandrov Terziev

Registered office of Telerik AD
33 Alexander Malinov blvd.
Sofia 1729
Bulgaria

TELERIK AD

General Information

Legal advisors
Choate Hall and Stewart LLP
Bracewell & Giuliani LLP
Tsvetkova, Bebov and Partners, Attorneys-at-Law
Tabakov, Tabakova and Partners, Law Office
Jordanov, Valkov and Partners, Law Office
Lowenstein Sandler LLP
Colemans-ctts LLP
Taylor Wessing LLP
Trilegal India
Norton Rose
Elvang & Partnere Law Firm
Dentons Canada LLP
Bech-Brauun
Morse, Barnes-Brown and Pendleton
Iandoli, Desai and Cronin

Banks in Bulgaria
Allianz Bank Bulgaria EAD
Finance center Mladost
Mladost 3, bl. 301, ground floor
Sofia 1712

Unicredit Bulbank
1 Ivan Vazov Str,
Sofia 1026

Banks in the United States of America
Bank of America, MA6-265-01-01
35 Washington Street
Wellesley, MA 02481

Wells Fargo Bank
111 Congress Ave.
1st floor
Austin, TX 78701

Avidbank
400 Emerson Str.
Palo Alto, CA 94301

Bank in Germany
HypoVereinsbank UniCredit Bank AG
Kardinal-Faulhaber-Str. 14
80333 München

Banks in Canada
Royal Bank of Canada
P.O. BAG Service2650
Calgary AB T2P 2M7

Amex Bank of Canada
PO Box 2000
West Hill ON M1E 5H4

TELERIK AD

General Information

Bank in United Kingdom
HSBC
90 Baker Street, London, W1U 6AX

Bank in Australia
Commonwealth Bank of Australia
254 George Street Sydney NSW 2000

Bank in India
ICICI Bank
005 A,Unitec Trade Centre ,Sector Road
Sushant Lok Pahse 1 122002

Bank in Denmark
JYSKE BANK A/S
Vestergade 8-16
DK-8600 Silkeborg

Auditors
Ernst & Young Audit OOD
Polygraphia Office Centre
47A Tsarigradsko Shose Blvd., floor 4
1124 Sofia

TELERIK AD

INTERIM CONDENSED CONSOLIDATED INCOME STATEMENT
For the six-month periods ended 30 June 2014 and 30 June 2013

		2014	2013
		Unaudited
	Notes	BGN’000	BGN’000

Revenue, net		45,220	39,260
Other income		1,724	1,712
Total revenue		46,944	40,972

Cost of sales		-	(63)
Research & Development expenses		(22,255)	(26,464)
Sales & Marketing expenses		(19,428)	(14,390)
General & Administrative expenses		(11,166)	(10,524)
Operating loss		(5,905)	(10,469)
Finance costs		(547)	(590)
Finance income		541	563
Loss before tax		(5,911)	(10,496)

Income tax (expense) / income	7	(300)	410

Loss for the period		(6,211)	(10,086)

Attributable to:

Equity holders of the parent	(5,581)	(8,814)
Non-controlling interest	(630)	(1,272)
	(6,211)	(10,086)

These interim condensed consolidated financial statements were authorized for issue by the Board of Directors on 24 October 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer

The accompanying notes from page 9 to page 26 are an integral part of these consolidated financial statements.

TELERIK AD

INTERIM CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the six-month periods ended 30 June 2014 and 30 June 2013

		2014	2013
		Unaudited
	Notes	BGN ‘000	BGN’000

Loss for the period		(6,211)	(10,086)

Other comprehensive income
Other comprehensive income to be reclassified to profit or loss in subsequent periods:
Exchange differences on translation of foreign operations		133	26
Net other comprehensive income to be reclassified to profit or loss in subsequent periods		133	26

Net other comprehensive income not to be reclassified to profit or loss in subsequent periods		-	-

Other comprehensive income, net of tax		133	26
Total comprehensive income, net of tax		(6,078)	(10,060)

Attributable to:
Equity holders of the parent		(5,448)	(8,788)
Non-controlling interest		(630)	(1,272)
		(6,078)	(10,060)

These interim condensed consolidated financial statements were authorized for issue by the Board of Directors on 24 October 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer

The accompanying notes from page 9 to page 26 are an integral part of these consolidated financial statements.

TELERIK AD

INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
As at 30 June 2014, 31 December 2013, 30 June 2013 and 31 December 2012

		30 June 2014	31 Dec 2013	30 June 2013	31 Dec 2012
		Unaudited		Unaudited
	Notes	BGN’000	BGN’000	BGN’000	BGN’000
ASSETS
Non-current assets
Property, plant and equipment	8	4,685	4,603	4,180	1,731
Other intangible assets		2,508	3,316	4,180	4,348
Deferred tax asset		3,874	4,163	4,333	3,338
Goodwill	5	2,196	2,178	2,282	2,266
Trade and other receivables		148	140	147	147
		13,411	14,400	15,122	11,830
Current assets
Trade and other receivables		10,535	9,386	9,345	8,063
Corporate tax receivable		3,210	3,210	679	341
Inventory		13	9	13	7
Prepayments		857	788	856	651
Cash and cash equivalents	10	9,769	5,585	11,454	18,513
		24,384	18,978	22,347	27,575
TOTAL ASSETS		37,795	33,378	37,469	39,405

EQUITY AND LIABILITIES
Equity
Issued capital		36	33	33	33
Statutory reserves		106	106	106	106
Share premium reserve	4	7,664	-	-	-
Other capital reserves	16	12,828	12,828	12,828	(9,148)
Foreign currency translation reserve		921	788	673	647
Accumulated losses		(42,862)	(25,473)	(17,385)	(8,571)
Share based payments reserve	11	7,095	5,026	4,063	2,987
Equity attributable to equity holders of the parent		(14,212)	(6,692)	318	(13,946)

Non-controlling interest		-	(2,677)	(1,097)	175
Total equity		(14,212)	(9,369)	(779)	(13,771)

Non-current liabilities
Employee benefit liabilities		672	589	517	435
Trade and other payables		1,767	1,428	1,481	1,357
Deferred revenue		1,893	1,054	382	275
		4,332	3,071	2,380	2,067
Current liabilities
Interest bearing loans	15	2,848	-	-	-
Trade and other payables		8,560	5,659	5,954	3,393
Payables to related parties	14	63	63	63	-
Corporate tax payable		2,112	2,018	2,409	2,116
Convertible preference shares	13	-	-	-	21,976
Finance lease liabilities		-	-	-	3
Deferred revenue		34,092	31,936	27,442	23,621
		47,675	39,676	35,868	51,109
TOTAL LIABILITIES		52,007	42,747	38,248	53,176
TOTAL EQUITY AND LIABILITIES		37,795	33,378	37,469	39,405
These interim condensed consolidated financial statements were authorized for issue by the Board of Directors on 24 October 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer
The accompanying notes from page 9 to page 26 are an integral part of these consolidated financial statements.

TELERIK AD

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
For the six-month periods ended 30 June 2014 and 30 June 2013

		Attributable to the equity holders of the parent
	Issued capital	Share premium	Statutory reserve	Foreign currency translation reserve	Other capital reserve	Accumulated losses	Share based payments reserve	Equity attributable to equity holders of the parent	Non-controlling interest	Total equity
	BGN’000	BGN’000	BGN’000	BGN’000	BGN’000	BGN’000	BGN‘000	BGN‘000	BGN’000	BGN’000
As at 1 January 2013	33	-	106	647	(9,148)	(8,571)	2,987	(13,946)	175	(13,771)
Loss for the period	-	-	-	-	-	(8,814)	-	(8,814)	(1,272)	(10,086)
Other comprehensive income	-	-	-	26	-	-	-	26	-	26
Total comprehensive income	-	-	-	26	-	(8,814)	-	(8,788)	(1,272)	(10,060)
Share based payments (Note 11)	-	-	-	-	-	-	1,076	1,076	-	1,076
Reclassification of liability related to convertible preference shares to equity (Note 13)	-	-	-	-	21,976	-	-	21,976	-	21,976
At 30 June2013 (unaudited)	33	-	106	673	12,828	(17,385)	4,063	318	(1,097)	(779)
As at 1 January 2014	33	-	106	788	12,828	(25,473)	5,026	(6,692)	(2,677)	(9,369)
Loss for the period	-	-	-	-	-	(5,581)	-	(5,581)	(630)	(6,211)
Other comprehensive income	-	-	-	133	-	-	-	133	-	133
Total comprehensive income	-	-	-	133	-	(5,581)	-	(5,448)	(630)	(6,078)
Issue of shares (Notes 4 and 11)	3	7,664	-	-	-	-	-	7,667	-	7,667
Share based payments (Note 11)	-	-	-	-	-	-	2,069	2,069	-	2,069
Acquisition of non-controlling interest (Note 4)	-	-	-	-	-	(11,808)	-	(11,808)	3,307	(8,501)
At 30 June 2014 (unaudited)	36	7,664	106	921	12,828	(42,862)	7,095	(14,212)	-	(14,212)
These interim condensed consolidated financial statements were authorized for issue by the Board of Directors on 24 October 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer
The accompanying notes from page 9 to page 26 are an integral part of these consolidated financial statements.

TELERIK AD

INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the six-month periods ended 30 June 2014 and 30 June 2014

		2014	2013
		Unaudited
	Notes	BGN '000	BGN'000
Operating activities
Loss before tax		(5,911)	(10,496)
Non-cash adjustment to reconcile profit before tax to net cash flows:
Depreciation of property, plant and equipment	6	513	498
Amortization of intangible assets	6	879	973
Interest income		(2)	-
Interest expenses		30	43
Net foreign exchange gains		(21)	(16)
Net retirement benefits expense		83	82
Share-based compensation expense	11	2,162	660
Impairment loss		-	4,240
Working capital adjustments:
Increase in trade and other receivables		(1,157)	(1,282)
Increase in prepayments		(69)	(205)
Increase in inventories		(4)	(6)
Increase in trade and other payables		2,690	2,464
Increase in deferred revenue		2,995	3,928

Income tax paid		-	(338)
Income tax recovered		-	46
Net cash flows from operating activities		2,188	591

Investing activities
Purchase of property, plant and equipment		(595)	(3,001)
Acquisition of subsidiaries		(284)	(4,378)
Acquisition of available for sale investments		-	(135)
Purchase of intangible assets		(71)	(346)
Interest received		2	-
Net cash flows used in investing activities		(948)	(7,860)

Financing activities
Receipts of bank loans		2,848	-
Payment of finance lease liabilities		-	(3)
Interest paid		(30)	(43)
Net cash flows from / (used in) financing activities		2,818	(46)
Net foreign exchange difference		126	256
Net increase / (decrease) in cash and cash equivalents		4,184	(7,059)
Cash and cash equivalents at 1 January		5,585	18,513
Cash and cash equivalents at 30 June	10	9,769	11,454

These interim condensed consolidated financial statements were authorized for issue by the Board of Directors on 24 October 2014.

/s/ Svetozar Georgiev	/s/ John Ritchie
Svetozar Georgiev	John Ritchie
Executive Director	Chief Financial Officer

The accompanying notes from page 9 to page 26 are an integral part of these consolidated financial statements.

TELERIK AD

1. Corporate information
Telerik AD ("the Company") is a joint-stock company established in the Republic of Bulgaria on 8 April 2005 with registered address and address of management: 33 Alexander Malinov blvd., Sofia 1729, Bulgaria. The Company’s registered capital as per the commercial register is BGN 60 thousand but its capital booked under IFRS is BGN 36 thousand, comprising of 35,911 common shares with a nominal value of BGN 1 each.

The main activities of the Company include development, marketing and trade in software products.
Telerik AD Group (the Group) includes Telerik AD – parent company, with its subsidiaries:

•
Telerik Inc., a Delaware Corporation established in the USA on 21 December 2006, wholly owned by Telerik AD. Telerik Inc. is distributing the products of Telerik AD, ArtOfTest and Telerik Team Success Inc. on the worldwide market.

•	Telerik GmbH, a German company acquired by Telerik AD in August 2008. Telerik GmbH is focused on software and business development.

•
ArtOfTest LLC, a US company established on 11 December 2009. On 14 December 2009, Telerik US Holdings, Inc. acquired 51% of AOT LLC. In 2013 Telerik US Holdings, Inc. was merged into Telerik Inc. following a group reorganization. In April 2014 Telerik AD acquired 100% of the shares in Art of Test Holding Inc., which was the minority shareholder owing 49% of the share capital of ArtofTest LLC. Immediately following this acquisition, Art of Test Holding Inc. was merged with and into Telerik Inc. On 2 June 2014, ArtOfTest LLC was merged into Telerik Inc. based on merger agreement and ceased to exist as an entity on 6 June 2014.

•	Telerik Team Success Inc, a Canadian company established on 25 March 2010. Telerik AD holds 100% ownership in TTS.

•	Telerik UK Ltd., a company established on 6 December 2010 and wholly owned by Telerik AD.

•	Telerik APAC Pty Ltd., a company established in Australia on 8 March 2011 and wholly owned by Telerik AD.

•	Telerik India Private Limited, a company established in India on 24 August 2012 and wholly owned by Telerik AD.

•	Telerik Denmark A/S (Linkage A/S), a Danish company acquired by Telerik AD on 28 February 2013.

As of 30 June 2014, 31 December 2013 and 30 June 2013 the Group had 725, 838 and 814 employees, respectively.

The interim condensed consolidated financial statements of Telerik AD for the six-month periods ended 30 June 2014 and 30 June 2013 were authorized for issue in accordance with decisions of the Board of Directors dated 24 October 2014.

2. Basis of preparation
The interim condensed consolidated financial statements have been prepared on a historical cost basis. The interim condensed consolidated financial statements are presented in Bulgarian Leva (BGN) and all values are rounded to the nearest thousand (BGN’000) except when otherwise indicated.

Statement of compliance

The interim condensed consolidated financial statements for the six-month periods ended 30 June 2014 and 30 June 2013 have been prepared in accordance with the International Accounting Standard 34 Interim Financial Reporting (IAS 34), as issued by the International Accounting Standards Board (IASB).

The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the Group’s annual financial statements as at 31 December 2013 and 31 December 2012.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. Changes in accounting policy and disclosures
New and amended standards and interpretations

The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s annual consolidated financial statements for the year ended 31 December 2013, except for the following amended IFRS and IFRIC interpretations effective as of 1 January 2014:

•	IAS 32 Financial Instruments: Presentation (Amended) - Offsetting Financial Assets and Financial Liabilities

•	IAS 39 Financial Instruments (Amended): Recognition and Measurement - Novation of Derivatives and Continuation of Hedge Accounting

•	IAS 36 Impairment of Assets (Amended) – Recoverable Amount Disclosures for Non-Financial Assets

•	IFRIC Interpretation 21: Levies

•	Investment Entities (Amendments to IFRS 10, IFRS 12 and IAS 27)

When the adoption of the standard or interpretation is deemed to have an impact on the financial statements or performance of the Group, its impact is described below:

Investment Entities (Amendments to IFRS 10, IFRS 12 and IAS 27)
These amendments provide an exception to the consolidation requirement for entities that meet the definition of an investment entity under IFRS 10 Consolidated Financial Statements. The exception to consolidation requires investment entities to account for subsidiaries at fair value through profit or loss. These amendments have no impact to the Group, since none of the entities in the Group qualifies to be an investment entity under IFRS 10.

IAS 32 Financial Instruments: Presentation (Amended) - Offsetting Financial Assets and Financial Liabilities
The amendment is effective for annual periods beginning on or after 1 January 2014. These amendments clarify the meaning of “currently has a legally enforceable right to set-off”. The amendments also clarify the application of the IAS 32 offsetting criteria to settlement systems (such as central clearing house systems) which apply gross settlement mechanisms that are not simultaneous. As the Group is not setting off financial instruments in accordance with IAS 32 and does not have relevant offsetting arrangements, the amendment does not have an impact on the Group.

IAS 39 Financial Instruments (Amended): Recognition and Measurement - Novation of Derivatives and Continuation of Hedge Accounting
Under the amendment there would be no need to discontinue hedge accounting if a hedging derivative was novated, provided certain criteria are met. The IASB made a narrow-scope amendment to IAS 39 to permit the continuation of hedge accounting in certain circumstances in which the counterparty to a hedging instrument changes in order to achieve clearing for that instrument. The amendment did not have an impact on the interim condensed consolidated financial statements for the Group as there are no financial instruments designated as hedging instruments.

IAS 36 Impairment of Assets (Amended) – Recoverable Amount Disclosures for Non-Financial Assets
These amendments remove the unintended consequences of IFRS 13 on the disclosures required under IAS 36. In addition, these amendments require disclosure of the recoverable amounts for the assets or CGUs for which impairment loss has been recognised or reversed during the period. Management has assessed the impact of the amended standard on its interim condensed consolidated financial statements. No need for additional disclosures was concluded as a result.

IFRIC Interpretation 21: Levies
The Interpretations Committee was asked to consider how an entity should account for liabilities to pay levies imposed by governments, other than income taxes, in its financial statements. This Interpretation is an interpretation of IAS 37 Provisions, Contingent Liabilities and Contingent Assets. IAS 37 sets out criteria for the recognition of a liability, one of which is the requirement for the entity to have a present obligation as a result of a past event (known as an obligating event). The Interpretation clarifies that the obligating event that gives rise to a liability to pay a levy is the activity described in the relevant legislation that triggers the payment of the levy. The amendment did not have an impact on the interim condensed consolidated financial statements for the Group as there are no liabilities to pay levy imposed by governments.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. Changes in accounting policy and disclosures (continued)
New and amended standards and interpretations (continued)

In addition to those standards and interpretations that have been disclosed in the financial statements for the year ended 31 December 2013, the following amendments to standards and improvements have been issued but are not effective for the financial year beginning 1 January 2014 and have not been early adopted from the Group:

Amendments to IFRS 10 and IAS 28
The amendments will be effective from annual periods commencing on or after 1 January 2016. The amendments address an acknowledged inconsistency between the requirements in IFRS 10 and those in IAS 28 (2011), in dealing with the sale or contribution of assets between an investor and its associate or joint venture. The main consequence of the amendments is that a full gain or loss is recognised when a transaction involves a business (whether it is housed in a subsidiary or not). A partial gain or loss is recognised when a transaction involves assets that do not constitute a business, even if the assets are housed in a subsidiary. It is not expected that these amendments would be relevant to the Group.

The IASB has issued the Annual Improvements to IFRSs 2012 – 2014 Cycle, which is a collection of amendments to IFRSs. The amendments are effective for annual periods beginning on or after 1 January 2016. The Group is in the process of assessing the impact of the amendments on its consolidated financial statements.

•	IFRS 5 Non-current Assets Held for Sale and Discontinued Operations
The amendment clarifies that changing from one of the disposal methods to the other (through sale or through distribution to the owners) should not be considered to be a new plan of disposal, rather it is a continuation of the original plan. There is therefore no interruption of the application of the requirements in IFRS 5. The amendment also clarifies that changing the disposal method does not change the date of classification.

•	IFRS 7 Financial Instruments: Disclosures:
The amendment clarifies that a servicing contract that includes a fee can constitute continuing involvement in a financial asset. Also, the amendment clarifies that the IFRS 7 disclosures relating to the offsetting of financial assets and financial liabilities are not required in the condensed interim financial report.

•	IAS 19 Employee Benefits:
The amendment clarifies that market depth of high quality corporate bonds is assessed based on the currency in which the obligation is denominated, rather than the country where the obligation is located. When there is no deep market for high quality corporate bonds in that currency, government bond rates must be used.

•	IAS 34 Interim Financial Reporting:
The amendment clarifies that the required interim disclosures must either be in the interim financial statements or incorporated by cross-reference between the interim financial statements and wherever they are included within the greater interim financial report (e.g., in the management commentary or risk report). The Board specified that the other information within the interim financial report must be available to users on the same terms as the interim financial statements and at the same time. If users do not have access to the other information in this manner, then the interim financial report is incomplete.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. Business combinations and acquisitions of non-controlling interests
4.1. Acquisitions

Acquisitions in 2014

There were no new business combinations during the 6 month period to 30 June 2014.

Acquisitions in 2013

Telerik Denmark A/S acquisition
On 28 February 2013 Telerik AD acquired 100% of the share capital of Linkage A/S (DKK 515 thousand) subsequently renamed Telerik Denmark A/S. The transaction was part of the Group strategy to improve its core products for the benefit of the customers by acquiring new leading technologies.
The purchase price amounted to USD 2,941 thousand, half to each of the sellers, and was paid in stages according to the terms of the share-purchase agreement. The total consideration includes an element of contingent consideration under the form of an earn-out bonus agreed between the parties at the amount of USD 200 thousand.
The identifiable assets acquired in the transaction comprise intangible assets and goodwill at their fair values as of the acquisition date amounting to BGN 681 thousand and BGN 3,980 thousand, respectively.

4.2. Acquisitions of non-controlling interests

Acquisition of additional interest in 2014

Art of Test transaction

On 11 April 2014, the Group acquired an additional 49% interest in the share capital of Art of Test LLC, increasing its ownership interest to 100%, through acquisition of 100% of the share capital of Art of Test Holding Inc. Art of Test Holding Inc. was the minority shareholder owing 49% of the share capital of Art of Test LLC. In addition, immediately following this transaction Art of Test Holding was merged with and into Telerik Inc. The separate existence of Art of Test Holding ceased and Telerik Inc. continued as surviving corporation, owing 100% of the share capital of Art of Test LLC.

The consideration transferred for the transaction was agreed at:

•	2,668 newly issued common shares in Telerik AD;

•
Promissory note for the principal amount of USD 600,000, bearing interest of 4% per annum. The maturity date of the promissory note is the earlier of 1) the date on which Telerik AD possesses cash in excess of USD 7,500 thousand and 2) one year following the closing date.

•
Earn-out payment, dependent on the revenue from certain company products, generated for a period of one year following the closing date and collected from customers within 90 days following the first anniversary date of the closing. The earn-out payment is capped at the amount of USD 980 thousand. As the earn-out payment is related to achievement of certain level of revenues from Fiddler software intellectual property, management expects that this KPI will not be met for the next 12 months from the closing date. Therefore, the fair value of this earn-out contigent payment is deemed to be zero.

Following is a schedule of additional interest acquired in Art of Test Holding Inc.:

BGN'000

Consideration transferred to non-controlling shareholders	8,501
Carrying value of the additional interest in Art of Test Holdings Inc.	(3,307)
Difference recognised in retained earnings within equity	11,808

As a result of this transaction, the share premium reserve of Telerik AD was increased by BGN 7,664 thousand, while the share registered capital was increased to BGN 3 thousand (Note 16).

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4. Business combinations and acquisitions of non-controlling interests (continued)

Acquisition of additional interest in 2013

Telerik Team Success Canada transaction

On 2 October 2013, the Group acquired an additional 10% interest in the share capital of Telerik Team Success, increasing its ownership interest to 100%. Cash consideration of BGN 580 thousand (USD 400 thousand) was paid to the non-controlling shareholder. Carrying value of the additional interest acquired in Telerik Team Success is also recognised in retained earnings within equity at the amount of BGN 320 thousand.

4.3. New establishments

New establishments in 2014

No new subsidiaries were established during the six month period to 30 June 2014.

New establishments in 2013

Telerik GmbH
According to a decision of the Board of Directors of Telerik AD dated 9 October 2012, the Board approved an increase in the share capital of Telerik GmbH by EUR 55 thousand. The amount was effectively paid by Telerik AD in the beginning of the financial year 2013.

4.4. Material partly-owned subsidiaries

Financial information of subsidiaries that have material non-controlling interests is provided below:

Name	Country of incorporation and operation	30.06.2014	31.12.2013
ArtOfTest LLC	USA	-	49%

No disclosures have been made in accordance with IFRS 12 as at 30 June 2014 since there are no subsidiaries with non-controlling interest.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. Impairments
Goodwill
Goodwill in the interim condensed consolidated statement of financial position includes goodwill arising from Testing Tools CGU amounting to BGN 1,951 thousand (31 December 2013: BGN 1,933 thousand), Sitefinity CGU amounting to BGN 217 thousand (31 December 2013: BGN 217 thousand) and DevTools and Professional Services CGU amounting to BGN 28 thousand (31 December 2013: BGN 28 thousand).

Goodwill is tested for impairment annually (as at 31 December) and when circumstances indicate that the carrying value may be impaired. Impairment is determined for goodwill by assessing the recoverable amount of each cash-generating unit (or group of cash-generating units) to which the goodwill relates. The recoverable amounts of the cash-generating units have been determined on the basis of a value in use calculation using cash flow projections from financial budgets approved by senior management. The forecasted cash flow projections generally cover the period from 2014 to 2018. The key assumptions used to determine the recoverable amount for the different cash generating units were disclosed in the annual consolidated financial statements for the year ended 31 December 2013 and also below.

During the six month period ended 30 June 2014 a decision was taken to discontinue the business related to the set of assets acquired from NimblePros LLC.

Nimblepros does not constitute a distinct component with separate operations or cash flows, which can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity, for the following reasons:

•	The primary purpose of NimblePros was to aid the sales of licenses by the main product divisions, mostly Devtools.

•
NimblePros diverted their own resources, whenever necessary, to help drive the revenue of the main product divisions. So the revenue from Nimblepros activities has not been tracked/measured separately.

•	NimblePros had no separate sales force

•	They used the shared backend services (ERP, CRM, HR, Finance)

•	NimblePros was just a cost center within the DevTools team from the perspective of Telerik.
Therefore, it was not presented as discontinued operations in these condensed interim financial statements.

For the purposes of the below review of indicators for impairment, NimblePros are treated as part of the Devtools CGU, whose value in use was substantially higher than its carrying value as of 31 December 2013 when the annual impairment test of goodwill was performed. Further, the discontinuance of Nimblepros did not constitute an impairment indicator that would trigger a new impairment test as of 30 June 2014.

The Group’s management performed a review of indicators for impairment as of 30 June 2014 for the cash generating units with goodwill. As a result of the analysis, management did not identify any indicators for impairment for the reviewed cash-generating units. Therefore, no impairment test was performed as of 30 June 2014.

Annual impairment test of goodwill was performed at the group level by Telerik Group as at 31 December 2013. There were no material changes in the assumptions and the overall business results of Analytics CGU between 30 June 2013 and 31 December 2013. As a result, during the six month period ended 30 June 2013 impairment loss was recognized from impairment of Analytics CGU goodwill of BGN 3,980 thousand.

Key assumptions used in value in use calculations for 2013:
The values in use calculations for the cash-generating units are mostly sensitive to the following assumptions:

•	Sales growth and EBITDA margins during the forecast period

•	Discount rates

•	Market share during the budget period, and

•	Growth rate used to extrapolate cash flows beyond the forecast period

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. Impairments (continued)

Goodwill (continued)

Key assumptions used in value in use calculations for 2013 (continued):
Sales growth and EBITDA margins – Sales growth and EBITDA margins for the cash-generating units are based on the long-term forecasts for the respective business units. These forecasts are derived from published industry research and management assumptions based on Company’s best estimate in current circumstances and taking into consideration anticipated efficiency and profitability improvements over the forecast period. The average sales growth rates for the impairment tests forecast period are as follows:

•	17% for Testing Tools CGU,

•	18% for Sitefinity CGU,

•	10% for DevTools and Professional Services CGU, and

•	23% for Analytics CGU.
Discount rates – Discount rates represent the current market assessment of the risks specific to each cash-generating unit, regarding the time value of money and individual risks of the underlying assets which have not been incorporated in the cash flow estimates. The discount rate calculations are based on the specific circumstances of the Group and its operating segments. For the purposes of value in use calculations, management has determined cost of equity as the appropriate discount rate rather than weighted average cost of capital. The latter assumption is based on the fact that the capital structure of Group as at 31 December 2013 consists only of equity and the target capital structure based on comparable public companies also indicates zero level of debt. The cost of equity for each cash-generating unit is derived from public data regarding applicable risk free rates, equity market risk premiums, market specific risk incorporated by beta factors, risk premium for size and company specific risk factors. The applied discount rate (cost of equity) in the value in use calculations is estimated at 21.4%.

Market share assumptions – Management expects the Company’s share on the software market to be stable with an increasing trend over the budgeted period. Moreover, the Board of Directors expects the Company’s position, relative to its competitors to strengthen following the continuous improvement of the existing products and the introduction of new innovative offerings.

Growth rate estimates beyond the forecast period – Rates are based on published industry research and management assumptions based on Company’s best estimate in current market condition.
Sensitivity to changes in assumptions for 2013:
With regard to the assessment of value in use of Testing Tools; Sitefinity; DevTools and Professional Services management believes that no reasonably possible change in any of the above key assumptions would cause the carrying value of the unit to materially exceed its recoverable amount. With regards to Analytics cash-generating units, management believes that no reasonably possible change in any of the above key assumptions would result in a further impairment of the carrying value of that CGU, other than the goodwill allocated to that CGU which was fully impaired as of 31 December 2013.

Available for sale investments

In 2012, Telerik AD initiated an Accelerator project, as a result of which in 2013, the Company finalized a number of share-purchase agreements, according to which it obtained minor share of the capital of various start-up companies, incorporated by the teams participating in the Accelerator project.

The Accelerator project was a three-month Telerik program, held in Hong-Kong, aimed at helping early stage start-ups successfully develop in building cross platform hybrid mobile applications. Since the first part of the program, which started in 2012 (HK Accelerator 1) achieved a great success, in FY2013, Telerik AD organized second program (HK Accelerator 2).

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. Impairments (continued)

Available for sale investments (continued)
The Management of the Company has assessed that all these investments shall be classified as Available for sale investments, in line with the requirements of IAS 39 Financial Instruments Recognition and Measurement.

Below is provided a list of all available for sale investments of Telerik AD as of 31 December 2013. Since there is no active market for the below investments and no reliable estimate of the fair values can be made, the Company is valuing its investment at cost plus all attributable transaction costs less impairment.

Company	Year of incorporation	Country of incorporation	Share of capital	Investment at cost plus all attributable transaction costs BGN ‘000	Accumulated impairment as of date BGN ‘000	Net book value of the investment BGN ‘000
100 Village Ltd	2013	Hong-Kong	5%	23	(23)	-
A-BLOCK Ltd	2013	Hong-Kong	8%	23	(23)	-
DYNAMINO Ltd	2013	Hong-Kong	8%	22	(22)	-
Fintech Holdings Ltd	2013	Hong-Kong	8%	35	(35)	-
Gonnect Ltd	2013	Hong-Kong	8%	23	(23)	-
Gyaan Tel HK Ltd	2013	Hong-Kong	8%	35	(35)	-
Innohat Ltd	2013	Hong-Kong	8%	27	(27)	-
PayAllies Ltd	2013	Hong-Kong	8%	23	(23)	-
Sofly HK Ltd	2013	Hong-Kong	8%	49	(49)	-
Taxiwise Company Ltd	2013	Hong-Kong	8%	23	(23)	-
Verybite Ltd	2013	Hong-Kong	8%	27	(27)	-
				310	(310)	-

During the six month period ended 30 June 2014 the Group sold its investment in Taxiwise Company Ltd. and respectively reversed the accumulated impairment of this investment at the amount of BGN 23 thousand.

As of 31 December 2013, the Group performed tests for impairment of its available for sale investments.
Telerik AD has assessed to recognize full impairment of its available for sale investments, amounting to BGN 310 thousand.
The management decision for impairment is based on the following considerations:

•	Based on the share-purchase agreements, Telerik AD holds only a minimum shareholding in the investees and the rights attributable to that shareholding are predominantly protective ones;

•	All of the investees are start-up companies, whose founders have limited business experience;

•	The investees do not submit any financial information to Telerik AD, which could be used as a basis for assessing the recoverability of the investments or assessing their fair values;

•
In its financial statements, Telerik AD holds the investments at their cost (consideration transferred for the acquisition of the respective share of the investees’ share capital) plus all attributable transaction costs (comprising HK Accelerator project costs covered for the respective participants/ founders of the companies and associated legal costs). However the consideration transferred for the actual shareholding in the investees, as per share-purchase agreements, amounts to an average of 10% of the total value of the investments. The remaining 90% of the value comprise transaction costs, for which the probability for recovery is considered low.

No other changes related to the available for sale investments occurred during the six month period ended 30 June 2014.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. Impairments (continued)

Available for sale investments (continued)

BGN '000
Accumulated impairment of available for sale investments as of 1 January 2013	-
Impairment loss for the six month period ended 30 June 2013	(135)
Accumulated impairment of available for sale investments as of 30 June 2013	(135)
Impairment loss for the six month period ended 31 December 2013	(175)
Accumulated impairment of available for sale investments as of 31 December 2013	(310)
Impairment (loss)/ reversal for the six month period ended 30 June 2014	23
Accumulated impairment of available for sale investments as of 30 June 2014	(287)

6. Analysis of expenses

Payroll expenses for the six-month periods ended 30 June 2014 and 30 June 2013 are analysed below:

	For the six-month periods ended 30 June
	2014	2013
	BGN '000	BGN '000
Salaries and wages	(27,863)	(24,353)
Social security contributions	(4,282)	(3,767)
Bonus costs	(4,426)	(4,301)
Share-based payment compensations	(2,162)	(660)
Personnel retirement benefits	(83)	(82)
	(38,816)	(33,163)

Depreciation and amortisation expenses for the six-month periods ended 30 June 2014 and 30 June 2013 are analysed below:

	For the six-month periods ended 30 June
	2014	2013
	BGN '000	BGN '000
Depreciation of property, plant and equipment	(513)	(498)
Amortisation of intangible assets	(879)	(973)
	(1,392)	(1,471)

7. Income tax

The Group calculates the period income tax expense using the tax rate that would be applicable to the expected total annual earnings.

Major components of the income tax (expense) / income for the six-month periods ended 30 June 2014 and 30 June 2013 are:

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7. Income tax (continued)

	For the six-month periods ended 30 June
Interim condensed consolidated income statement	2014	2013
	BGN’000	BGN’000

Current income tax	(79)	(169)
Deferred income tax	(221)	579
Income tax (expense) / benefit reported in the interim condensed consolidated income statement	(300)	410

	For the six-month periods ended 30 June
Interim condensed consolidated statement of changes in equity	2014	2013
	BGN’000	BGN’000

Deferred income tax related to share based payments	(93)	416
Income tax (expense) / benefit reported in the interim condensed consolidated statement of changes in equity	(93)	416

8. Property, plant and equipment

During the six months ended 30 June 2014, the Group acquired assets with a cost of BGN 635 thousand, related mainly to leasehold improvements and acquisition of office equipment.

During the six months ended 30 June 2013, the Group acquired land at the amount of BGN 2,331 thousand, with the main purpose to commence construction of a new office building. As of 30 June 2014 the accumulated expenses related to this project amount to BGN 503 thousand. Based on review of its strategic plans, management considers that no impairment indicators exist as of 30 June 2014 related to these assets.

9. Financial instruments

Fair values
The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

Management of the Group believes that the fair value of financial instruments comprising cash items, trade and other receivables and trade and other payables do not differ significantly from their current carrying amounts, especially when they are short-term in nature or their interest rates are changing in line with the change in the current market conditions.

Financial risk management objectives and policies
The Group’s principal financial liabilities comprise trade and other payables. The Group has various financial assets such as trade and other receivables, cash and corporate tax receivables which arise directly from its operations.

The main risks arising from the Group’s financial instruments are interest rate risk, foreign currency risk, credit risk and liquidity risk. Management reviews and agrees policies for managing each of these risks and they are summarized below.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. Financial instruments (continued)

Financial risk management objectives and policies (continued)

Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Group’s exposure to the risk of changes in market interest rates relates primarily to the Group’s interest-bearing loan with floating interest rates.
The following table demonstrates the sensitivity to a reasonably possible change in interest rates on that interest-bearing loan. With all other variables held constant, the Group’s loss before tax is affected through the impact on floating rate borrowings, as follows:

	Increase/decrease in interest rate	Effect on profit before tax
30 June 2014		BGN’000
	+10%	(6)
	-10%	6

Foreign Currency Risk
Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Group’s exposure to the risk of changes in foreign exchange rates relates primarily to the Group’s operating activities. The Group’s exposure to foreign currency risk is high due to the fact that its revenues are denominated in foreign currency (mainly USD).
The following table demonstrates the sensitivity to a reasonably possible change in the US dollar exchange rate, with all other variables held constant, of the Group’s profit before tax (due to changes in the fair value of monetary assets and liabilities).

	Change in exchange rate	Effect on profit before tax
		BGN’000
30 June 2014
US dollar	+	1,108
US dollar	-8%	(1,108)

30 June 2013
US dollar	+8%	1,124
US dollar	-8%	(1,124)

Credit risk
Credit risk is the risk that counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The Group is exposed to credit risk from its operating activities (primarily for trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments.

Trade receivables
Customer credit risk is managed by each business unit subject to the Group’s established policy, procedures and control relating to customer credit risk management. Credit quality of the customer is assessed individually. Outstanding customer receivables are regularly monitored.
The requirement for impairment is analysed at each reporting date on an individual basis for each client. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets. The Group evaluates the concentration of risk with respect to trade receivables as low, as its customers are located in various jurisdictions and operate in largely independent markets.
With respect to credit risk arising from the other financial assets of the Group, which comprise cash and cash equivalents, and other financial assets (non-current), the Group’s exposure to credit risk arises from default of the counterparty, with the maximum credit exposure equalling the carrying amount of these instruments.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9. Financial instruments (continued)

Financial risk management objectives and policies (continued)

Liquidity risk

The Group’s objective is to maintain balance between continuity of funding and flexibility through managing sales cash proceeds and accumulated investments.

30 June 2014	< 3 months	3 to 12 months	1 to 5 years	> 5 years	Total
	BGN'000	BGN'000	BGN'000	BGN'000	BGN'000

Interest bearing loans	-	2,848	-	-	2,848
Trade and other payables	3,069	13	13	-	3,095
Payables to related parties	63	-	-	-	63
	3,132	2,861	13	-	6,006

31 December 2013	< 3 months	3 to 12 months	1 to 5 years	> 5 years	Total
	BGN'000	BGN'000	BGN'000	BGN'000	BGN'000

Interest bearing loans
Trade and other payables	2,146	3	-	-	2,149
Payables to related parties	63	-	-	-	63
	2,209	3	-	-	2,212

Capital management
The Group manages its capital structure and makes adjustments to it, in light of changes in economic conditions. There are no changes in the capital management policies compared to the previous year.

10. Cash and cash equivalents

For the purpose of the interim condensed statement of cash flows, cash and cash equivalents are comprised of the following:

	For the six-month period ended 30 June
	30.06.2014	30.06.2013
	BGN’000	BGN’000
Current accounts with banks	9,735	11,414
Cash in hand	34	40
	9,769	11,454

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. Shared-based payment and other employee benefits

Equity settled share based payment plans

Since 2009, the Group has undertaken equity settled share-based payment transactions. Details on Telerik Share Option plan are provided below:

Telerik Share Option Plan
Under Telerik Share Option plan, the Board of Directors of Telerik AD (the Board) may at any time grant options to any eligible persons (employee of the Group, officer, director, agent, consultant or advisor to the Group). The Board determines the number of shares of Telerik AD that may be acquired upon the exercise of the options.

As at 30 June 2014 the maximum number of shares available for issuance under Telerik Share Option Plan is 30,635 (31 December 2013: 30,635; 30 June 2013: 15,151 shares). The total number of shares available for issuance under Telerik Share Option Plan was increased to 30,635 in July 2013.

The Board establishes the exercise price, always provided that the exercise price may not fall below the fair market value of the share as at the date of grant.

The share options granted vest gradually under the condition that the eligible persons continue to have employment or business relationship with the Group. Once vested, the options can be exercised until the earlier of ten years from the grant date or 30 days from the date of termination of optionee’s business relationship with the Group. The options, which are not exercised within the above period, are considered automatically lapsed.

Under the share option agreement, the Group has the right (not the obligation) to repurchase the Options, the repurchase price being an amount equal to the fair market value of the shares covered by such Option, less the Exercise Price in respect of such shares.

	2014	2013
	BGN'000	BGN'000
Expense arising from equity settled share based payment transactions for the six-month periods ended 30 June	(2,162)	(660)
	(2,162)	(660)

There were no cancellations or modifications to the awards in 2013. During the six month period ended 30 June 2014, 2,620 options were cancelled, as a result of which adjustment to the reported expense was made. The amount of BGN 93 thousand (2013: BGN 416 thousand future tax deduction) representing the estimated future tax expense that exceeds the amount and the related cumulative remuneration expense, has been recognized directly in equity.

Movements during the six month periods
The following table illustrates the number and weighted average exercise price (WAEP) of, and movements in, share options during the year:

	2014	2014	2013	2013
	Number	WAEP	Number	WAEP
		BGN		BGN

Outstanding as at 1 January	12,291	1,523.21	11,459	1,221.35
Granted during the six month period	8,960	2,881.38	2,054	3,247.51
Exercised during the six month period	(19)	843.07	-	-
Repurchased during the six month period *	-	-	(6)	1,490.28
Expired during the six month period	(3,335)	2,867.46	(312)	1,488.75
Outstanding at 30 June	17,897	1,924.35	13,195	1,508.17
Exercisable at 30 June	7,124	1,071.95	5,725	959.16

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11. Shared-based payment and other employee benefits (continued)

Equity settled share based payment plans (continued)

*In 2013, the Company exercised its right to repurchase the vested portion of the options of one of its employees, who left the Company during the year. As of the date of termination of his employment relationship with the Company, 6 of the options granted to the employee have vested. The Company repurchased the vested portion of the options for the total net cash consideration of BGN 8 thousand.

The fair value of each option granted is estimated on the date of grant, using the Black-Scholes option-pricing model.

The following table lists the inputs to the model, used for the plan for the six-month periods ended 30 June 2014 and 30 June 2013:

	2014	2013
Dividend yield	0%	0%
Expected volatility	38-40%	39-40%
Risk free interest rate	2%	1-2%
Expected life of the option	3-8 years	3-8 years
Weighted average share price	BGN 2,884.68	BGN 2,381.84

The Company is required to assume a dividend yield as an input in the Black-Scholes model. The dividend yield assumption is based on the Company’s historical experience and expectation of future dividends payouts and may be subject to change in the future.

12. Commitments and contingent liabilities

Legal claims contingencies

There were no significant legal claims against the Company as of 30 June 2014.

Operating lease commitments
The Group has entered into operating lease contracts for office building and computer equipment. The term of these leases ranges from 1 to 7 years, without an option of renewal of the contracts. There are no restrictions imposed on the Group as a result of these contracts.

	2014	2013
	BGN’000	BGN’000
Within one year	4,329	4,357
From one to five years	8,067	9,215
More than five years	2,269	2,820
	14,665	16,392

Finance lease commitments
As of 30 June 2014 and 31 December 2013 the Group does not report any finance lease arrangements.

Capital commitments
As of 30 June 2014 and 30 June 2013 the Group has no capital commitments.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13. Convertible preference shares

As at 30 June 2014 and 31 December 2013, other capital reserve represents the equity component of the convertible preference shares.

As disclosed in Note 19 to the annual consolidated financial statements for the year ended 31 December 2013, in 2014 Telerik AD and Summit Partners signed an annex to the agreement according to which Telerik AD may decline to honor the investors’ put right by delivery of written notice to the Investors. If such a notice has been delivered by Telerik AD, Telerik AD shall have no obligation to repurchase the preference shares of the investors. The annex of the agreement is effective as of 1 January 2013 and accordingly as of that date the liability component of the preference shares of BGN 21,976 thousand has been reclassified from “Liabilities related to convertible preference shares” to “Other capital reserves”.

14. Related party disclosures

The interim condensed consolidated financial statements include the interim financial statements of the Telerik AD and the subsidiaries listed in the following table:

	% equity interest
Name	Country of incorporation	30.06.2014	31.12.2013
Telerik Inc.	USA	100	100
Telerik GmbH	Germany	100	100
Telerik US Holdings Inc.*	USA	-	-
ArtOfTest LLC**	USA	100	51
Telerik Team Success Inc***	Canada	100	100
Telerik UK Ltd.	UK	100	100
Telerik APAC Pty Ltd	Australia	100	100
Telerik India Private Ltd	India	100	100
Telerik Denmark A/S****	Denmark	100	100

*In 2013 Telerik US Holdings Inc. was merged in Telerik Inc.
** On 2 June 2014 ArtOfTest LLC was legally merged in Telerik Inc. The merger for accounting purposes took place in July 2014.
***On 2 October 2013, Telerik AD acquired the remaining 10% of the share capital of Telerik Team Success Inc.
****As disclosed in Note 4 on 28 February 2013, Telerik AD acquired 100% of the share capital of Telerik Denmark A/S.

Direct and ultimate owners
As at 30 June 2014 and 31 December 2013 the Group is owned by EMEA IT Investment Limited owning 38.60%, individuals (mostly Bulgarian) owning 19.45% and a few entities in the corporate group of Summit Partners owning 41.95%.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14. Related party disclosures (continued)

HSBV AD is an entity incorporated as a result of the spin-off corporate restructuring of Telerik AD in the financial year 2008.

Related party	Six months ended 30 June	Sales to related parties	Purchases from related parties	Amount owed to related parties
		BGN'000	BGN'000	BGN'000
		-	383	63
	2014	-	383	63

		-	380	63
	2013	-	380	63

Terms and conditions of transactions with related parties
The sales to and purchases from related parties are made at contractual prices. Outstanding balances at the year-end are unsecured, interest-free and the settlement is made in cash. There have been no guarantees provided to or received for any related party receivables or payables. This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

Compensation of key management personnel
The compensation of the members of the Board of Directors for the six-month periods ended 30 June 2014 and 30 June 2013 was BGN 331 thousand and BGN 341 thousand respectively.

15. Interest bearing loans

On 24 June 2014 Telerik Inc. signed a loan agreement with a bank where Telerik Inc. is the Borrower and Telerik AD is the Guarantor. The maximum amount of the loan is USD 3,000 thousand (BGN 4,296 thousand) for the term of 1 year. The interest rate was prime rate + spread of 1.25%. The effective interest rate is 4.5% p.a. As of 30 June 2014 the outstanding amount of the loan is USD 1,989 thousand (BGN 2,848 thousand) (31 December 2013: nil).

A Stock Pledge Agreement was concluded with the lender under the conditions of which, a pledge was established on all of the issued and outstanding capital stock of the Borrower in securing the latter’s obligations under the above stated loan agreement.

The loan contract required compliance with certain financial ratios until the maturity of the loan. As at 30 June 2014, based on final consolidated figures, the Group is in compliance with all covenants imposed on the loan.

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

16. Issued capital and reserves

16.1 Authorized shares and ordinary shares issued and fully paid

Authorized shares

	30.06.2014	31.12.2013

Ordinary shares of BGN 1 each	35,911	33,224
Convertible preference shares of BGN 1 (Note 13)	24,239	24,239
	60,150	57,463

Ordinary shares issued and fully paid	Number of shares	BGN'000
At 31 December 2012	33,224	33
At 31 December 2013	33,224	33
Issue of new shares for acquisition of non-controlling interest (Note 4)	2,668	3
Exercise of share options (Note 11)	19	-
At 30 June 2014	35,911	36

16.2 Statutory Reserves

In 2008 statutory reserves were formed in accordance with article 246 of the Bulgarian Commercial Act, stipulating reserve requirements for joint stock companies such as Telerik AD. Statutory reserves are required to be allocated from profits each year to equal one-tenth of the authorized capital. The allocations to statutory reserves shall not be less than one-tenth of the net profit, premiums on share or debenture issues and other sources established by the articles of association of a company or the general meeting of its shareholders. Statutory reserves can only be used to cover current or prior year losses.

16.3 Other capital reserve

As at the reporting periods, other capital reserve represents the equity component of the convertible preference shares.

As further disclosed in Note 13, in 2014 Telerik AD and Summit Partners signed an annex to the agreement according to which Telerik AD may decline to honor the investors’ put right by delivery of written notice to the Investors. If such a notice has been delivered by Telerik AD, Telerik AD shall have no obligation to repurchase the preference shares of the investors. The annex of the agreement is effective as of 1 January 2013 and accordingly as of that date the liability component of the preference shares of BGN 21,976 thousand has been reclassified from “Liabilities related to convertible preference shares” to “Other capital reserves”.

16.4 Foreign currency translation reserve

The foreign currency translation reserve is used to record exchange differences arising from the translation of the individual financial statements of the foreign subsidiaries for the purpose of inclusion in the consolidated financial statements.

16.5 Share based payments reserve
The share-based payments reserve is used to recognize the fair value of equity-settled share-based payments provided to eligible persons, as part of their remuneration in accordance with the Group’s Share Option Scheme. Refer to Note 11 for further details of these plans.

The Group has one share option scheme, under which options to subscribe for the Group’s shares have been granted to eligible persons (employee of the Company or its subsidiaries, officer, director, agent, consultant or advisor to the Company or its subsidiaries).

TELERIK AD

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17. Events after the reporting period

Richard James Campbell and Viresh Bhatia resigned from the Board of Directors of Telerik AD effective 16 July 2014.

Vassil Terziev and Boyko Iaramov were appointed as directors of Telerik GmbH, effective 7 July 2014.

As of the approval date of the current interim condensed consolidated financial statements, the loan received at the amount of BGN 2,848 thousand was fully repaid.

On 22 October 2014, Telerik AD entered into a definitive agreement to be acquired by Progress Software Corporation.

Apart from the events described above, there are no other significant events following the end of the interim period that may affect the Group’s financial statements for the interim period.